Filed Pursuant to Rule 424(b)(7)
Registration No. 333-230469

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share	$151,068,369	$18,310

(1)	The securities registered herein are offered pursuant to an automatic shelf registration statement on Form F-3 (Registration No. 333-230469) filed by Scorpio Tankers Inc., effective March 22, 2019.

(2)	Calculated in accordance with Rule 457(r) and is made in accordance with Rule 456(b) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 22, 2019)
7,743,125 of our Common Shares
Offered by the Selling Shareholders
SCORPIO TANKERS INC.
The Selling Shareholders named in this prospectus supplement or their respective donees, pledgees, transferees, designees, distributees, or other successors in interest may sell, in one or more offerings pursuant to our registration statement on Form F-3 declared effective by the U.S. Securities and Exchange Commission, or the Commission, on March 22, 2019, up to an aggregate of 7,743,125 of our common shares that were previously acquired by the Selling Shareholders. The Selling Shareholders or their respective donees, pledgees, transferees, designees, distributees or other successors in interest may, from time to time, sell, transfer or otherwise dispose of any or all of these common shares, including on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on the Selling Shareholders and the times and manners in which they may offer and sell our common shares are described under the sections entitled "Selling Shareholders" and "Plan of Distribution" in this prospectus supplement. While we will bear all costs, expenses and fees (other than selling costs) in connection with the registration of the common shares, we will not receive any of the proceeds from the sale of our common shares by the Selling Shareholders.
Our common shares are listed on the New York Stock Exchange, or NYSE, under the symbol "STNG." On March 21, 2019, the last reported sale price of our common shares on the NYSE was $19.51 per share.
An investment in our common shares involves risks. See the section entitled "Risk Factors" on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.
Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is March 22, 2019.

TABLE OF CONTENTS
Prospectus Supplement
IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT	S-ii
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	S-iii
PROSPECTUS SUMMARY	S-1
THE OFFERING	S-3
RISK FACTORS	S-4
USE OF PROCEEDS	S-5
CAPITALIZATION	S-6
SELLING SHAREHOLDER	S-7
PLAN OF DISTRIBUTION	S-8
DESCRIPTION OF CAPITAL STOCK	S-11
EXPENSES	S-16
SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES	S-17
LEGAL MATTERS	S-18
EXPERTS	S-19
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-20

Base Prospectus

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	1
RISK FACTORS	2
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	3
USE OF PROCEEDS	5
CAPITALIZATION	6
PLAN OF DISTRIBUTION	7
DESCRIPTION OF CAPITAL STOCK	9
DESCRIPTION OF DEBT SECURITIES	10
DESCRIPTION OF WARRANTS	15
DESCRIPTION OF PURCHASE CONTRACTS	16
DESCRIPTION OF RIGHTS	17
DESCRIPTION OF UNITS	18
TAX CONSIDERATIONS	19
SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES	20
EXPENSES	21
LEGAL MATTERS	22
EXPERTS	22
WHERE YOU CAN FIND ADDITIONAL INFORMATION	22

S-i

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Commission utilizing a "shelf" registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common shares and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, the common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with additional information described under the heading, "Where You Can Find Additional Information" before investing in our common shares.
We prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus supplement, in U.S. dollars and in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. We have a fiscal year end of December 31.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the Selling Shareholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Shareholders take any responsibility for, or provide any assurance as to, the reliability of any information that others may give you. Neither we nor the Selling Shareholders are making an offer to sell the common shares offered hereby in any jurisdiction where the offer or sale is not permitted. The information appearing in this prospectus supplement and the accompanying prospectus as well as the information we previously filed with the Commission and incorporated by reference herein and therein, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Scorpio Tankers Inc. desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection therewith. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect its current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. This document includes assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as "forward-looking statements."  We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. When used in this document, the words "believe," "expect," "anticipate," "estimate," "intend," "seek," "plan," "potential," "continue," "contemplate," "possible," "target," "project," "likely," "may," "might," "would," "could" and similar expressions, terms, or phrases may identify forward-looking statements.
All statements in this document that are not statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as:
●	our future operating or financial results;
●	the strength of world economies and currencies;
●	fluctuations in interest rates and foreign exchange rates;
●	general market conditions, including the market for our vessels, fluctuations in spot and charter rates and vessel values;
●	availability of financing and refinancing;
●	our business strategy and other plans and objectives for growth and future operations;
●	our ability to successfully employ our vessels;
●	planned capital expenditures and availability of capital resources to fund capital expenditures;
●	planned, pending or recent acquisitions, business strategy and expected capital spending or operating expenses, including drydocking, surveys, upgrades and insurance costs;
●	our ability to realize the expected benefits from acquisitions;
●	potential liability from pending or future litigation;
●	general domestic and international political conditions;
●	potential disruption of shipping routes due to accidents or political events;
●	vessel breakdowns and instances of off-hire;
●	competition within our industry;
●	the supply of and demand for vessels comparable to ours;
S-iii

●	corruption, piracy, militant activities, political instability, terrorism, and ethnic unrest in locations where we may operate;
●	delays and cost overruns in construction projects;
●	our level of indebtedness;
●	our ability to obtain financing and to comply with the restrictive and other covenants in our financing arrangements;
●	our need for cash to meet our debt service obligations;
●	our levels of operating and maintenance costs, including bunker prices, drydocking and insurance costs;
●	our ability to successfully identify, consummate, integrate, and realize the expected benefits from acquisitions, including our acquisition of Navig8 Product Tankers Inc, or NPTI;
●	reputational risks;
●	availability of skilled workers and the related labor costs and related costs;
●	the MARPOL convention, Annex VI Prevention of Air Pollution from Ships which will reduce the maximum amount of sulfur that ships can emit into the air, which will be applicable as of January 1, 2020;
●	the International Convention for the Control and Management of Ships' Ballast Water and Sediments (BWM), which will be applicable as of September 2019;
●	compliance with governmental, tax, environmental and safety regulation;
●	any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) or other applicable regulations relating to bribery;
●	general economic conditions and conditions in the oil and natural gas industry;
●	effects of new products and new technology in our industry;
●	the failure of counterparties to fully perform their contracts with us;
●	our dependence on key personnel;
●	adequacy of insurance coverage;
●	our ability to obtain indemnities from customers;
●	changes in laws, treaties or regulations applicable to us;
●	the volatility of the price of our common shares and our other securities;
●	other factors that may affect our future results; and
S-iv

●	these factors and other risk factors described in this prospectus supplement and other reports that we furnish or file with the Commission.
We have based these statements on assumptions and analyses formed by applying our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in or referred to in this section. We undertake no obligation, and specifically decline any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement might not occur.
These factors and the other risk factors described in or incorporated by reference into this prospectus supplement are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

S-v

PROSPECTUS SUMMARY
This summary highlights information that appears later, or that is incorporated by reference, in this prospectus supplement and is qualified in its entirety by the more detailed information and financial statements included or incorporated by reference in this prospectus supplement. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should carefully review the entire prospectus, including the section of this prospectus supplement entitled "Risk Factors" and the more detailed information that appears later in this prospectus supplement or that is contained in the documents that we incorporate by reference into this prospectus supplement before making an investment in our securities.
Unless the context otherwise requires, as used in this prospectus supplement, the terms "Company," "we," "us," and "our" refer to Scorpio Tankers Inc. and all of its subsidiaries.  "Scorpio Tankers Inc." refers only to Scorpio Tankers Inc. and not its subsidiaries.  The term "Selling Shareholders" refers to the shareholders described in the section entitled "Selling Shareholders," on page S-7.
Unless otherwise indicated, all references to "U.S. dollars," "dollars," "U.S.$" and "$" in this prospectus supplement are to the lawful currency of the United States of America.
Our financial information included in this prospectus supplement that is derived from financial statements incorporated by reference hereto has been prepared in accordance with IFRS.
On January 18, 2019, we effected a one-for-ten reverse stock split. All share and per share information throughout this prospectus supplement has been retroactively adjusted to reflect the reverse stock split. The par value was not adjusted as a result of the reverse stock split.
Our Company
We provide marine transportation of refined petroleum products worldwide. As of March 22, 2019, our fleet consisted of 109 wholly-owned or financed leased tankers (38 LR2, 12 LR1, 45 MR and 14 Handymax) with a weighted average age of approximately 3.6 years, and 10 bareboat chartered-in tankers (seven Handymax and three MR), which we refer to collectively as our Operating Fleet.

Corporate Information
We were incorporated in the Republic of the Marshall Islands pursuant to the Marshall Islands Business Corporation Act on July 1, 2009. We currently maintain our principal executive offices at 9, Boulevard Charles III, Monaco 98000 and our telephone number at that location is +377-9798-5716. We also maintain an office in the United States at 150 East 58th Street, New York, New York 10155 and the telephone number at that location is 212-542-1616. We own or finance lease each of the vessels in our owned and financed leased fleet, and expect to own or finance lease each additional vessel that we acquire into our owned and finance leased fleet in the future, if any, through separate wholly-owned subsidiaries incorporated in the Republic of the Marshall Islands. The seven Handymax vessels in our bareboat chartered-in fleet are chartered-in to our wholly-owned subsidiary incorporated in the Republic of the Marshall Islands, STI Chartering and Trading Ltd. The three MR vessels in our bareboat chartered-in fleet are chartered in through separate wholly-owned subsidiaries incorporated in the Republic of the Marshall Islands. Our website is www.scorpiotankers.com. The information contained in or connected to our website is not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Maximum Number of Common Shares Offered by the Selling Shareholders	7,743,125 Common Shares

Common Shares Issued and Outstanding as of March 22, 2019	51,396,970 Common Shares

Use of Proceeds	All common shares sold pursuant to this prospectus supplement will be sold by the Selling Shareholders for their own accounts. We will not receive any of the proceeds from such sales.

NYSE Trading Symbol	"STNG"

Risk Factors
Investing in our common shares involves risks. You should carefully consider the risks discussed under the caption "Risk Factors" on page S-4 of this prospectus supplement, and in our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Commission on March 20, 2019, and under the caption "Risk Factors" or any similar caption in the documents that we subsequently file with the Commission that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying base prospectus.

RISK FACTORS
An investment in our common shares involves a high degree of risk.  Before making an investment in our common shares, you should carefully consider the risk factors and all of the information included in this prospectus supplement, the accompanying prospectus, and the documents incorporated into each by reference, including those in "Item 3—Key Information—D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Commission on March 20, 2019, as updated by annual, quarterly and other periodic reports and documents we file with the Commission after the date of this prospectus supplement and that are incorporated by reference herein. Please see the section of this prospectus supplement entitled "Where You Can Find Additional Information—Information Incorporated by Reference." The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

USE OF PROCEEDS
All common shares sold pursuant to this prospectus supplement will be sold by the Selling Shareholders for their own accounts. We will not receive any of the proceeds from such sales.

CAPITALIZATION
The following table sets forth our capitalization at December 31, 2018, on an:
●	actual basis;
●	as adjusted basis to give effect to the following:
●
Scheduled principal repayments in the amount of $28.4 million under our secured credit facilities and $28.3 million under our lease financing arrangements and these principal payments have been treated as payments of current debt;

●
The payment of $57.5 million for the redemption of our 8.25% Senior Unsecured Notes due 2019, or the Senior Notes Due 2019.  On March 18, 2019, or the Redemption Date, the Company redeemed the entire outstanding balance of its Senior Notes Due 2019.  The redemption price of the Senior Notes Due 2019 was equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date; and

●	The repurchase of $2.3 million face value of the Company's 2.375% Senior Convertible Notes due 2019 at an average price of $990.00 per $1,000 principal amount.
There have been no other material adjustments to our capitalization since December 31, 2018, as so adjusted.
	As of December 31, 2018
In thousands of U.S. dollars	Actual	As adjusted
Cash	$593,652	$477,238 (3)

Current debt:
Current portion of long term debt (1)	297,934	209,810
Finance lease liability (2)	114,429	86,139

Non-current debt:
Long term debt (1)	1,192,000	1,192,000
Finance lease liability (2)	1,305,952	1,305,952

Total debt	$2,910,315	$2,793,901

Shareholders' equity:
Share capital	5,776	5,776
Additional paid-in capital	2,648,599	2,648,599
Treasury shares	(467,056)	(467,056)
Accumulated deficit	(348,307)	(348,307)
Total shareholders' equity	$1,839,012	$1,839,012

Total capitalization	$4,749,327	$4,632,913

1.
The current portion of long term debt at December 31, 2018 is net of unamortized deferred financing fees of $2.1 million and the non-current portion of long term debt is net of unamortized deferred financing fees of $12.0 million.

2.
The current portion of the financial lease lability at December 31, 2018 is net of unamortized deferred financing fees of $0.8 million and the non-current portion of financial lease liability is net of unamortized deferred financing fees of $8.7 million. Debt and finance lease liabilities, as adjusted, does not reflect deferred financing fee activity from January 1, 2019 through March 22, 2019.  This activity is estimated to be $2.2 million.

3.	Cash, as adjusted, does not include the impact of cash flows from operations from January 1, 2019 through March 22, 2019.

SELLING SHAREHOLDERS
7,445,115 of the common shares covered by this prospectus supplement were previously acquired by Scorpio Bulkers Inc. (NYSE:SALT) and Scorpio Services Holding Limited, two of the Selling Shareholders, through transactions directly with us in public offerings or in open market transactions. Scorpio Assets STNG Limited, a Selling Shareholder, acquired 679,903 of such common shares from Scorpio Services Holding Limited in a private internal transaction intended to qualify as a tax-free reorganizataion.
In October 2018, we raised net proceeds of approximately $319.6 million in an underwritten public offering of 18.2 million shares of common stock (including 2.0 million shares of common stock issued when the underwriters partially exercised their overallotment option to purchase additional shares) at a public offering price of $18.50 per share, or the October 2018 Offering. Scorpio Bulkers Inc. and Scorpio Services Holding Limited purchased 5,405,405 common shares and 540,540 common shares, respectively, at the public offering price in the October 2018 Offering.
Annalisa Lolli-Ghetti, a Selling Shareholder, may be deemed to be the beneficial owner of the common shares held by Scorpio Services Holding Limited and Scorpio Assets STNG Limited.  In addition, Ms. Lolli-Ghetti owns 298,010 common shares directly.
The Selling Shareholders are related parties to us. The following table sets forth certain information regarding the Selling Shareholders and their beneficial ownership of our common shares. The table is based upon information provided by the Selling Shareholders. The table assumes that all the shares being offered by the Selling Shareholders pursuant to this prospectus supplement are ultimately sold in the offering. The Selling Shareholders may sell some, all or none of their shares covered by this prospectus supplement, and as a result the actual number of shares that will be held by the Selling Shareholders upon termination of the offering may exceed the minimum number set forth in the table.
Name of Selling Shareholders	Common Shares Owned Before Offering(1)	Percentage of Class Prior to the Offering(2)	Total Common Shares Offered Hereby	Common Shares Owned Following the Offering	Percentage of Class Following the Offering

Scorpio Bulkers Inc. (3)	5,405,405	10.52%	5,405,405	0	0%
Scorpio Services Holding Limited (4)	1,359,807	2.65%	1,359,807	0	0%
Scorpio Assets STNG Limited (5)	679,903	1.32%	679,903	0	0%
Annalisa Lolli-Ghetti (6)	2,337,720	4.55%	2,337,720	0	0%
Total	7,743,125	15.07%	7,743,125	0	0%

_________________________
(1)
Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and generally includes voting or investment power with respect to securities. Except as subject to community property laws or otherwise as described in the notes below, where applicable, the person named above has voting and investment power with respect to all common shares shown as beneficially owned by it.

(2)	Based on 51,396,970 common shares outstanding as of March 22, 2019.
(3)
Scorpio Bulkers Inc. is a related party to us. For information about our relationship with Scorpio Bulkers Inc. and the Scorpio group of companies, or Scorpio, please see our Annual report on Form 20-F for the year ended December 31, 2018, filed with the Commission on March 20, 2019.

(4)
Scorpio Services Holding Limited is a related party to us. For information about our relationship with Scorpio Services Holding Limited and Scorpio, please see our Annual report on Form 20-F for the year ended December 31, 2018, filed with the Commission on March 20, 2019.

(5)
Scorpio Assets STNG Limited, a member of Scorpio, is a related party to us. For information about our relationship with Scorpio, please see our Annual report on Form 20-F for the year ended December 31, 2018, filed with the Commission on March 20, 2019

(6)
Annalisa Lolli-Ghetti is a related party to us. Ms. Lolli-Ghetti may be deemed to be the beneficial owner of the common shares held by Scorpio Services Holding Limited and Scorpio Assets STNG Limited.  In addition, Ms. Lolli-Ghetti owns 298,010 common shares directly. For information about our relationship with Ms. Lolli-Ghetti and Scorpio, please see our Annual report on Form 20-F for the year ended December 31, 2018, filed with the Commission on March 20, 2019.

PLAN OF DISTRIBUTION
The Selling Shareholders, which as used herein includes donees, pledgees, transferees, designees, distributees, or other successors in interest, and their respective affiliates that are direct or indirect equity investors in us, including other successors in interest selling our common shares received after the date of this prospectus supplement from the Selling Shareholders as a gift, pledge, distribution, dividend, or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the common shares offered by the Selling Shareholders pursuant to this prospectus supplement, including on any stock exchange, quotation service, market or other trading facility on which our common shares are listed or traded, in the over-the-counter market, through underwriters, through agents, to dealers, or in private transactions, at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices (which may be above or below market prices prevailing at the time of sale), at negotiated prices or otherwise.
The Selling Shareholders may sell, transfer or otherwise dispose of some or all of our common shares offered by the Selling Shareholders pursuant to this prospectus supplement through:

●	a distribution by way of a dividend or otherwise to existing shareholders of such Selling Shareholders;
●	one or more block trades in which a broker-dealer will attempt to sell the shares as agent, but may reposition and resell a portion of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for their account;
●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
●	underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	broker-dealers, who may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
●	public or privately negotiated transactions;
●	short sales;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●
trading plans entered into by the Selling Shareholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus supplement that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	any combination of the foregoing; or
●	any other method permitted pursuant to applicable law.
The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of our common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus supplement, or under an amendment to the accompanying prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 as amended, or the Securities Act, amending the list of selling shareholders to include the donee, pledgee, transferee, designee, distributee or other successors in interest as selling shareholders under the accompanying prospectus.  The Selling Shareholders may also transfer our common shares owned by them in other circumstances, in which case the donees, transferees, pledgees, designees, distributees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

In connection with the sale of our common shares, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common shares in the course of hedging the positions they assume.  The Selling Shareholders may also sell our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of our common shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to the accompanying prospectus (as supplemented or amended to reflect such transaction).
The Selling Shareholders may also sell all or a portion of our common shares in open market transactions in reliance upon Rule 144 under the Securities Act, regardless of whether the shares are offered in this prospectus supplement, provided that they meet the criteria and conform to the requirements of that rule.
There can be no assurance that the Selling Shareholders will sell any or all of our common shares offered by this prospectus supplement.
The aggregate proceeds to the Selling Shareholders from the sale of our common shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents.  We will not receive any of the proceeds from the sale of our common shares by the Selling Shareholders.
The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of our common shares may be deemed by the Commission to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may therefore be underwriting discounts and commissions under the Securities Act.  A selling shareholder who is deemed by the Commission to be an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
We have informed the Selling Shareholders that the anti-manipulation rules of Regulation M, promulgated under the Exchange Act, may apply to sales of our common shares by the Selling Shareholders in the market and to the activities of the Selling Shareholders and their affiliates.  In addition, to the extent applicable we will make copies of this prospectus supplement and the accompanying prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The Selling Shareholders may indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.
We know of no existing arrangements between any Selling Shareholder and any broker, dealer, underwriter, or agent relating to the sale or distribution of the common shares offered by this prospectus supplement. There can be no assurance that the Selling Shareholders will sell any or all of the common shares pursuant to this prospectus supplement.
At the time that any particular offering of common shares is made, to the extent required by the Securities Act, a prospectus or prospectus supplement or, if appropriate, a post-effective amendment, will be distributed, setting forth the terms of the offering, including the aggregate number of common shares being offered, the purchase price of the common shares, the public offering price of the common shares, the names of any underwriters, dealers or agents and any applicable discounts or commission.
In order to comply with the securities laws of some states, if applicable, our common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states our common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear the costs relating to the registration and sale of the common shares offered by this prospectus supplement, other than any underwriting discounts and commissions and transfer taxes, if any.  We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities of any violation by us of the Securities Act, the Exchange Act and state securities laws applicable to us and relating to the registration of the shares offered by this prospectus supplement that have not resulted from written information provided by the Selling Shareholders to us expressly for use in connection with such registration.  We have agreed with the Selling Shareholders to use best efforts to keep the registration statement of which this prospectus supplement and the accompanying prospectus constitute a part effective until the earlier of (a) such time as all of our common shares covered by this prospectus supplement have been disposed of pursuant to and in accordance with the registration statement and (b) when all of the common shares owned by the Selling Shareholders may be resold pursuant to Rule 144 under the Securities Act without restriction as to volume or manner of sale.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of our amended and restated articles of incorporation and amended and restated bylaws. Because the following is a summary, it does not contain all information investors or potential investors may find useful. For more complete information, please refer to copies of our amended and restated articles of incorporation and amended and restated bylaws which have been filed as exhibits to our Annual Report on Form 20-F for the year ended December 31, 2018, which is incorporated by reference herein.
Purpose
Our purpose, as stated in our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act, or the BCA. Our amended and restated articles of incorporation and amended and restated bylaws do not impose any limitations on the ownership rights of our shareholders.
Authorized Capital Stock
Under our amended and restated articles of incorporation, as amended by (i) the Articles of Amendment to the Amended and Restated Articles of Incorporation filed with the Registrar of Corporations on June 23, 2014, and (ii) the Articles of Amendment to the Amended and Restated Articles of Incorporation, as amended, filed with the Registrar of Corporations on June 1, 2018, and (iii) the Articles of Amendment to the Amended and Restated Articles of Incorporation filed with the Registrar of Corporations on January 17, 2019, our authorized capital stock consists of 175,000,000 registered shares, consisting of 150,000,000 common shares, par value $0.01 per share, of which 51,396,970 shares were issued and outstanding as of March 22, 2019 (which excludes 6,349,324 shares held as treasury shares) and 25,000,000 preferred shares, par value $0.01 per share, of which no shares are issued and outstanding.
Common Shares
Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of our common shares are entitled to receive ratably all dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common shares are entitled to receive pro rata our remaining assets available for distribution. Holders of our common shares do not have conversion, redemption or pre-emptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common shares are subject to the rights of the holders of any preferred shares, which we may issue in the future.
Preferred Shares
Our amended and restated articles of incorporation authorize our Board of Directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series, and the voting rights, if any, of the holders of the series.
Directors
Our directors are elected by a plurality of the votes cast by shareholders entitled to vote. There is no provision for cumulative voting.
Our amended and restated articles of incorporation require our Board of Directors to consist of at least one member. Our Board of Directors consists of nine members. Our amended and restated bylaws may be amended by the vote of a majority of our entire Board of Directors.

Directors are elected annually on a staggered basis, and each shall serve for a three-year term and until his or her successor shall have been duly elected and qualified, except in the event of his or her death, resignation, removal, or the earlier termination of his or her term of office. Our Board of Directors, as advised by our Compensation Committee, has the authority to fix the amounts which shall be payable to the members of the Board of Directors for attendance at any meeting or for services rendered to us.
Shareholder Meetings
Under our amended and restated bylaws, annual meetings of shareholders will be held at a time and place selected by our Board of Directors. The meetings may be held in or outside of the Republic of the Marshall Islands. Special meetings may be called at any time by a majority of our Board of Directors, the chairman of our Board of Directors or an officer of the Company who is also a director. Our Board of Directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting. One or more shareholders representing at least one-third of the total voting rights of our total issued and outstanding shares present in person or by proxy at a shareholder meeting shall constitute a quorum for the purposes of the meeting.
Dissenters' Rights of Appraisal and Payment
Under the BCA, our shareholders have the right to dissent from various corporate actions, and receive payment of the fair market value of their shares. In the event of any further amendment of our amended and restated articles of incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange.
Shareholders' Derivative Actions
Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common shares both at the time the derivative action is commenced and at the time of the transaction to which the action relates.
Limitations on Liability and Indemnification of Officers and Directors
The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for certain breaches of directors' fiduciary duties. Our amended and restated bylaws include a provision that eliminates the personal liability of directors for actions taken as a director to the fullest extent permitted by law.
Our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses (including attorney's fees and disbursements and court costs) to our directors and officers and carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and this insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, shareholders' investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Anti-takeover Effect of Certain Provisions of our Amended and Restated Articles of Incorporation and Bylaws
Several provisions of our amended and restated articles of incorporation and amended and restated bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of us by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.
Blank check preferred stock
Under the terms of our amended and restated articles of incorporation, our Board of Directors has authority, without any further vote or action by our shareholders, to issue up to 25 million shares of blank check preferred stock. Our Board of Directors may issue preferred shares on terms calculated to discourage, delay or prevent a change of control of us or the removal of our management.
Election and removal of directors
Our amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our amended and restated bylaws require parties other than the Board of Directors to give advance written notice of nominations for the election of directors. Our amended and restated articles of incorporation also provide that our directors may be removed for cause upon the affirmative vote of not less than two-thirds of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.
Limited actions by shareholders
Our amended and restated articles of incorporation and our amended and restated bylaws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our amended and restated bylaws provide that, unless otherwise prescribed by law, only a majority of our Board of Directors, the chairman of our Board of Directors or an officer of the Company who is also a director may call special meetings of our shareholders and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our Board of Directors and shareholder consideration of a proposal may be delayed until the next annual meeting.
Advance notice requirements for shareholder proposals and director nominations
Our amended and restated bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder's notice must be received at our principal executive offices not less than 150 days nor more than 180 days prior to the one-year anniversary of the immediately preceding annual meeting of shareholders. Our amended and restated bylaws also specify requirements as to the form and content of a shareholder's notice. These provisions may impede shareholders' ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Classified board of directors
As described above, our amended and restated articles of incorporation provide for the division of our Board of Directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms. Accordingly, approximately one-third of our Board of Directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our Board of Directors from removing a majority of our Board of Directors for two years.
Business combinations
Although the BCA does not contain specific provisions regarding "business combinations" between companies organized under the laws of the Marshall Islands and "interested shareholders," we have included these provisions in our amended and restated articles of incorporation. Specifically, our amended and restated articles of incorporation prohibit us from engaging in a "business combination" with certain persons for three years following the date the person becomes an interested shareholder. Interested shareholders generally include:
●	any person who is the beneficial owner of 15% or more of our outstanding voting stock; or
●
any person who is our affiliate or associate and who held 15% or more of our outstanding voting stock at any time within three years before the date on which the person's status as an interested shareholder is determined, and the affiliates and associates of such person.

Subject to certain exceptions, a business combination includes, among other things
●	certain mergers or consolidations of us or any direct or indirect majority-owned subsidiary of ours;
●
any sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets or of any subsidiary of ours having an aggregate fair market value equal to 10% or more of either the aggregate fair market value of all of our assets, determined on a combined basis, or the aggregate value of all of our outstanding stock;

●	certain transactions that result in the issuance or transfer by us of any stock of ours to the interested shareholder;
●
any transaction involving us or any of our subsidiaries that has the effect of increasing the proportionate share of any class or series of stock, or securities convertible into any class or series of stock, of ours or any such subsidiary that is owned directly or indirectly by the interested shareholder or any affiliate or associate of the interested shareholder; and

●
any receipt by the interested shareholder of the benefit directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.

These provisions of our amended and restated articles of incorporation do not apply to a business combination if:
●	before a person became an interested shareholder, our Board of Directors approved either the business combination or the transaction in which the shareholder became an interested shareholder;
●
upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than certain excluded shares;

●
at or following the transaction in which the person became an interested shareholder, the business combination is approved by our Board of Directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock that is not owned by the interested shareholder;

●	the shareholder was or became an interested shareholder prior to the closing of our initial public offering in 2010;
●
a shareholder became an interested shareholder inadvertently and (i) as soon as practicable divested itself of ownership of sufficient shares so that the shareholder ceased to be an interested shareholder; and (ii) would not, at any time within the three-year period immediately prior to a business combination between us and such shareholder, have been an interested shareholder but for the inadvertent acquisition of ownership; or

●
the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required under our amended and restated articles of incorporation which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an interested shareholder during the previous three years or who became an interested shareholder with the approval of the board; and (iii) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than one) who were directors prior to any person becoming an interested shareholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to:

o	a merger or consolidation of us (except for a merger in respect of which, pursuant to the BCA, no vote of our shareholders is required);
o
a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of us or of any direct or indirect majority-owned subsidiary of ours (other than to any direct or indirect wholly-owned subsidiary or to us) having an aggregate fair market value equal to 50% or more of either the aggregate fair market value of all of our assets determined on a consolidated basis or the aggregate fair market value of all the outstanding shares; or

o	a proposed tender or exchange offer for 50% or more of our outstanding voting stock.
Registration Rights
We have entered into a registration rights agreement with Scorpio Bulkers Inc. and Scorpio Services Holding Limited, each a related party to us, in connection with their purchase of our common shares in the October 2018 Offering, pursuant to which we have agreed to register for resale the common shares purchased by them in the offering plus the other common shares held by them. In connection with the acquisition of a certain number of common shares by Scorpio Assets STNG Limited from Scorpio Services Holding Limited, Scorpio Assets STNG Limited executed a joinder to the registration rights agreement.  The common shares to be registered for such Selling Shareholders under the registration statement of which this prospectus supplement forms a part are being registered pursuant to the registration rights agreement.
Registrar and Transfer Agent
The registrar and transfer agent for our common shares is Computershare Trust Company, N.A.

EXPENSES
The following are the estimated expenses related to this offering, all of which will be paid by us.
Commission registration fee	$18,310
Legal fees and expenses	$75,000
Accounting fees and expenses	$15,000
Miscellaneous	$6,690
Total	$115,000

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
We are a Marshall Islands company, and our principal executive offices are located outside of the United States in Monaco, although we also have an office in New York. Some of our directors, officers and the experts named in this prospectus supplement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons.

LEGAL MATTERS
The validity of the common shares offered hereby was passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.

EXPERTS
The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report on Internal Control over Financial Reporting), incorporated in this Prospectus Supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers Audit, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The sections included in the Company's Annual Report on Form 20-F for the year ended December 31, 2018 which have been attributed to Drewry Shipping Consultants Ltd., including the section entitled "The International Oil Tanker Shipping Industry," have been reviewed by Drewry Shipping Consultants Ltd., which has confirmed to us that such sections accurately describe the international tanker market, subject to the availability and reliability of the data supporting the statistical information presented.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement on Form F-3 (Registration No. 333-230469) relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement and the accompanying prospectus are parts of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. These materials are available from http://www.sec.gov. Our filings are also available on our website at http://www.scorpiotankers.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.
Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document.
We hereby incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act.
●
Our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Commission on March 20, 2019, containing our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

●
The description of our common stock contained in our registration statement on Form 8-A, filed with the Commission on March 26, 2010, including any subsequent amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  Neither we nor the Selling Shareholders have authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  Neither we nor the Selling Shareholders take any responsibility for, or provide any assurance as to, the reliability of any information that others may give you. Neither we nor the Selling Shareholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus supplement and any accompanying prospectus as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above-mentioned filings or any subsequent filing we incorporated by reference to this prospectus supplement by writing or telephoning us at the following addresses:

Monaco 9, Boulevard Charles III Monaco 98000 Tel: +377-9798-5716	New York 150 East 58th Street New York, New York 10155, USA Tel: +1 212 542 1616
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. As a "foreign private issuer," we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Prospectus

SCORPIO TANKERS INC.
Common Shares, Preferred Shares, Debt Securities, Warrants, Purchase Contracts, Rights and Units
Through this prospectus, we or any selling shareholder may periodically offer common shares, preferred shares, debt securities, warrants, purchase contracts, rights, and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
This prospectus describes some of the general terms that may apply to these securities.  The prices and other terms of the securities that we or any selling shareholder will offer will be determined at the time of their offering and will be set forth in an amendment to the registration statement of which this prospectus forms a part, or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus.
The securities issued under this prospectus may be offered directly or through one or more underwriters, agents or dealers, or through other means.  The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
Our common shares are listed on the New York Stock Exchange, or NYSE, under the symbol "STNG," and our 6.75% Unsecured Senior Notes due 2020 are listed on the NYSE under the symbol "SBNA."
Investing in our securities involves a high degree of risk. Before you make an investment in our securities, you should carefully consider the section entitled "Cautionary Statement Regarding Forward-Looking Statements" and the section entitled "Risk Factors" of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
The date of this prospectus is March 22, 2019.

TABLE OF CONTENTS
Page
ABOUT THIS PROSPECTUS	1

PROSPECTUS SUMMARY	1

RISK FACTORS	2

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	3

USE OF PROCEEDS	5

CAPITALIZATION	6

PLAN OF DISTRIBUTION	7

DESCRIPTION OF CAPITAL STOCK	9

DESCRIPTION OF DEBT SECURITIES	10

DESCRIPTION OF WARRANTS	15

DESCRIPTION OF PURCHASE CONTRACTS	16

DESCRIPTION OF RIGHTS	17

DESCRIPTION OF UNITS	18

TAX CONSIDERATIONS	19

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES	20

EXPENSES	21

LEGAL MATTERS	22

EXPERTS	22

WHERE YOU CAN FIND ADDITIONAL INFORMATION	22

___________________________________________
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we or any selling shareholder may sell, from time to time, our common shares, preferred shares, debt securities, warrants, purchase contracts, rights, and units described in this prospectus, in one or more offerings. No limit exists on the aggregate amount of the securities we or any selling shareholder may sell pursuant to the registration statement of which this prospectus forms a part. This prospectus provides you with a general description of the securities we or any selling shareholder may offer. Each time we or a selling shareholder offer securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts, prices and terms of the offered securities. We may file a prospectus supplement in the future that may also add, update or change the information contained in this prospectus. You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the heading "Where You Can Find Additional Information."
This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all the information in the registration statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under the section entitled "Where You Can Find Additional Information."
Unless the context otherwise requires, when used in this prospectus, the terms "Scorpio Tankers," the "Company," "we," "our" and "us" refer to Scorpio Tankers Inc. and its subsidiaries. "Scorpio Tankers Inc." refers only to Scorpio Tankers Inc. and not its subsidiaries.
Unless otherwise indicated, all references to "dollars" and "$" in this prospectus are to, and amounts are presented in, United States dollars.  We prepare our financial statements, including all of the financial statements included or incorporated by reference in this prospectus, in U.S. dollars and in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.  We have a fiscal year end of December 31.
PROSPECTUS SUMMARY
This section summarizes some of the key information that is contained or incorporated by reference in this prospectus. It may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus and the information incorporated by reference herein, including the section entitled "Risk Factors."
Our Company
Scorpio Tankers Inc. was incorporated in the Republic of the Marshall Islands pursuant to the Marshall Islands Business Corporations Act on July 1, 2009. We provide seaborne transportation of refined petroleum products worldwide. We began our operations in October 2009 with three vessel owning and operating subsidiary companies. In April 2010, we completed our initial public offering of common stock and commenced trading on the NYSE under the symbol "STNG." We have since expanded our fleet and as of the date of this prospectus, our fleet consists of 109 wholly owned or finance leased product tankers (consisting of 38 LR2, 12 LR1, 14 Handymax and 45 MR) with an average age of approximately 3.6 years, and 10 bareboat chartered-in product tankers that we operate (consisting of seven Handymax and three MR), which we refer to collectively as our Operating Fleet.
Corporate Structure
We were incorporated in the Republic of the Marshall Islands pursuant to the Marshall Islands Business Corporation Act on July 1, 2009.  We currently maintain our principal executive offices at 9, Boulevard Charles III, Monaco 98000 and our telephone number at that location is +377-9798-5716. We also maintain an office in the United States at 150 East 58th Street, New York, New York 10155 and the telephone number at that location is 212-542-1616. We own or finance lease each of the vessels in our owned and financed leased fleet, and expect to own or finance lease each additional vessel that we acquire into our owned and finance leased fleet in the future, if any, through separate wholly-owned subsidiaries incorporated in the Republic of the Marshall Islands. The seven Handymax vessels in our bareboat chartered-in fleet are chartered-in to our wholly-owned subsidiary incorporated in the Republic of the Marshall Islands, STI Chartering and Trading Ltd.  The three MR vessels in our bareboat chartered-in fleet are chartered in through separate wholly-owned subsidiaries incorporated in the Republic of the Marshall Islands.

RISK FACTORS
An investment in our securities involves a high degree of risk.  Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and in any prospectus supplement, including the risks described under the heading "Risk Factors" in our Annual Report on Form 20-F filed with the Commission on March 20, 2019, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled "Where You Can Find Additional Information."
The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in that prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
This prospectus includes assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as "forward-looking statements." We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection therewith. This prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance, and are not intended to give any assurance as to future results or events. We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. When used in this prospectus, the words "believe," "expect," "anticipate," "estimate," "intend," "seek," "plan," "potential," "continue," "contemplate," "possible,"  "target," "project," "likely," "may," "might," "would," "could" and similar expressions, terms, or phrases may identify forward-looking statements.
The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
In addition to important factors and matters discussed elsewhere in this prospectus and in the documents incorporated by reference herein, important factors that, in our view, could cause our actual results to differ materially from those discussed in the forward-looking statements include:
●	our future operating or financial results;
●	the strength of world economies and currencies;
●	fluctuations in interest rates and foreign exchange rates;
●	general market conditions, including the market for our vessels, fluctuations in spot and charter rates and vessel values;
●	availability of financing and refinancing;
●	our business strategy and other plans and objectives for growth and future operations;
●	our ability to successfully employ our vessels;
●	planned capital expenditures and availability of capital resources to fund capital expenditures;
●	planned, pending or recent acquisitions, business strategy and expected capital spending or operating expenses, including drydocking, surveys, upgrades and insurance costs;
●	our ability to realize the expected benefits from acquisitions;
●	potential liability from pending or future litigation;
●	general domestic and international political conditions;
●	potential disruption of shipping routes due to accidents or political events;
●	vessel breakdowns and instances of off-hire;

●	competition within our industry;
●	the supply of and demand for vessels comparable to ours;
●	corruption, piracy, militant activities, political instability, terrorism, and ethnic unrest in locations where we may operate;
●	delays and cost overruns in construction projects;
●	our level of indebtedness;
●	our ability to obtain financing and to comply with the restrictive and other covenants in our financing arrangements;
●	our need for cash to meet our debt service obligations;
●	our levels of operating and maintenance costs, including bunker prices, drydocking and insurance costs;
●	our ability to successfully identify, consummate, integrate, and realize the expected benefits from acquisitions, including our acquisition of Navig8 Product Tankers Inc, or NPTI;
●	reputational risks;
●	availability of skilled workers and the related labor costs and related costs;
●	the MARPOL convention, Annex VI Prevention of Air Pollution from Ships which will reduce the maximum amount of sulfur that ships can emit into the air, which will be applicable as of January 1, 2020;
●	the International Convention for the Control and Management of Ships' Ballast Water and Sediments (BWM), which will be applicable as of September 2019;
●	compliance with governmental, tax, environmental and safety regulation;
●	any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) or other applicable regulations relating to bribery;
●	general economic conditions and conditions in the oil and natural gas industry;
●	effects of new products and new technology in our industry;
●	the failure of counterparties to fully perform their contracts with us;
●	our dependence on key personnel;
●	adequacy of insurance coverage;
●	our ability to obtain indemnities from customers;
●	changes in laws, treaties or regulations applicable to us;
●	the volatility of the price of our common shares and our other securities and other factors that may affect our future results; and
●	these factors and other risk factors described in this prospectus and other reports that we furnish or file with the Commission.
These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of their dates. We undertake no obligation, and specifically decline any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks and uncertainties, please see the section of this prospectus entitled "Risk Factors."

USE OF PROCEEDS
We intend to use the net proceeds from the sale of securities as set forth in the applicable prospectus supplement.  We will not receive any proceeds from sales of our securities by any of the selling shareholders.

CAPITALIZATION
Each prospectus supplement will include information about our capitalization.

PLAN OF DISTRIBUTION
We or any selling shareholder may sell or distribute our securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we or the selling shareholders may sell some or all of our securities included in this prospectus through:
●	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
●
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.

In addition, we or the selling shareholders may enter into options or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or any selling shareholder may enter into hedging transactions with respect to our securities. For example, we or any selling shareholder may:
●	enter into transactions involving short sales of our common shares by broker-dealers;
●	sell common shares short and deliver the shares to close out short positions;
●	enter into options or other types of transactions that require us or them to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
●	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, any selling shareholder or borrowed from us or any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The selling shareholders and any broker-dealers or other persons acting on our behalf or on the behalf of the selling shareholders that participate with us or the selling shareholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As a result, we have or will inform the selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholders in the market.  The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.
As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers, our directors and the selling shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by any selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of the selling shareholders' securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear the costs relating to the securities offered and sold by us under this Registration Statement.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the description of our capital stock and the material terms of our amended and restated articles of incorporation and amended and restated bylaws. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of our capital stock and the material terms of our amended and restated articles of incorporation and amended and restated bylaws contained in our Annual Report on Form 20-F, filed with the Commission on March 20, 2019, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, together with our amended and restated articles of incorporation and amended and restated bylaws, copies of which have been filed as exhibits thereto.  Please see the section of this prospectus entitled "Where You Can Find Additional Information."
Authorized Capital Stock
Under our amended and restated articles of incorporation, as amended by (i) the Articles of Amendment to the Amended and Restated Articles of Incorporation filed with the Registrar of Corporations on June 23, 2014, and (ii) the Articles of Amendment to the Amended and Restated Articles of Incorporation, as amended, filed with the Registrar of Corporations on June 1, 2018, and (iii) the Articles of Amendment to the Amended and Restated Articles of Incorporation filed with the Registrar of Corporations on January 17, 2019, our authorized capital stock consists of 150,000,000 common shares, par value $0.01 per share, of which 51,396,970 shares are currently issued and outstanding (which excludes 6,349,324 shares held as treasury shares), and 25,000,000 preferred shares, par value $0.01 per share, of which no shares are issued and outstanding.
Description of Common Shares
Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common shares are entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or pre-emptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preferred shares, which we may issue in the future.
Description of Preferred Shares
Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and the voting rights, if any, of the holders of the series.
Registrar and Transfer Agent
The registrar and transfer agent for our common shares is Computershare Trust Company, N.A.
Listing
Our common shares are listed on the NYSE under the symbol "STNG."

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part.  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto).  The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.  Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings.  We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the Commission under the Exchange Act as "subsequent filings."  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued.  The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
●	the designation, aggregate principal amount and authorized denominations;
●	the issue price, expressed as a percentage of the aggregate principal amount;
●	the maturity date;
●	the interest rate per annum, if any;
●
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

●	any optional or mandatory sinking fund provisions or exchangeability provisions;
●	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
●	whether the debt securities will be our senior or subordinated securities;

●	whether the debt securities will be our secured or unsecured obligations;
●	the applicability and terms of any guarantees;
●
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;
●	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
●	any events of default not set forth in this prospectus;
●	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States;
●
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

●	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
●
if denominated in a currency or currencies other than the currency of the United States, the equivalent price in the currency of the United States for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

●
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

●	any restrictive covenants or other material terms relating to the debt securities;
●	whether the debt securities will be issued in the form of global securities or certificates in registered form;
●	any listing on any securities exchange or quotation system;
●	additional provisions, if any, related to defeasance and discharge of the debt securities; and
●	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above.  Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee.  Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof.  No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount.  United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

Senior Debt
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt.  The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt
We may issue subordinated debt securities under a subordinated debt indenture.  Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
●	our ability to incur either secured or unsecured debt, or both;
●	our ability to make certain payments, dividends, redemptions or repurchases;
●	our ability to create dividend and other payment restrictions affecting our subsidiaries;
●	our ability to make investments;
●	mergers and consolidations by us or our subsidiaries;
●	sales of assets by us;
●	our ability to enter into transactions with affiliates;
●	our ability to incur liens; or
●	sale and leaseback transactions.
Modification of the Indentures
We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class.  But we expect that no modification that:
(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)
makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without their consent.  Other terms as specified in subsequent filings may be modified without the consent of the holders.
Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
●	default in any payment of interest when due which continues for 30 days;
●	default in any payment of principal or premium at maturity;
●	default in the deposit of any sinking fund payment when due;
●	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
●
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

●	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in applicable subsequent filings with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable.  Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture.  We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity.  Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.  We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders.  This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any of our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The warrants will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the security otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.
The purchase contracts will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights. The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.
The rights will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities.  The applicable prospectus supplement will describe the terms of the offered units.

TAX CONSIDERATIONS
United States Federal Income Tax Considerations
Our Annual Report on Form 20-F filed with the Commission on March 20, 2019, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our common shares. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
We are a Marshall Islands company, and our principal executive offices are located outside the United States in Monaco, although we also have an office in New York. Some of our directors, officers and the experts named in this Registration Statement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
$(1)
Commission Registration Fee	$	*
Printing and Engraving Expenses	$	*
Legal Fees and Expenses	$	*
Accountants' Fees and Expenses	$	*
NYSE Supplemental Listing Fee	$	*
FINRA Fee		$225,500
Blue Sky Fees and Expenses	$	*
Transfer Agent's Fees and Expenses	$	*
Miscellaneous Costs	$	*
Total	$	*

(1)
The Registrant is registering an indeterminate amount of securities under the registration statement in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee in connection with such securities until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

*	To be provided by a prospectus supplement or as an exhibit to report on Form 6-K that is incorporated by reference into this Registration Statement.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.
EXPERTS
The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report on Internal Control over Financial Reporting), incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers Audit, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The sections included in the Company's Annual Report on Form 20-F for the year ended December 31, 2018 which have been attributed to Drewry Shipping Consultants Ltd., including the section entitled "The International Oil Tanker Shipping Industry," have been reviewed by Drewry Shipping Consultants Ltd., which has confirmed to us that such sections accurately describe the international tanker market, subject to the availability and reliability of the data supporting the statistical information presented.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission.  This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission.  These materials are available from the Commission's website http://www.sec.gov.  The Commission's website contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.  Further information about our company is available on our website at http://www.scorpiotankers.com.  The information on our website does not constitute a part of this prospectus.
Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
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Our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Commission on March 20, 2019, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

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The description of our common stock contained in our registration statement on Form 8-A, filed with the Commission on March 26, 2010, including any subsequent amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we will file with the Commission and certain current reports on Form 6-K that we will furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We have not, and any underwriters have not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following addresses:
Monaco	New York
9, Boulevard Charles III Monaco 98000	150 East 58th Street New York, New York 10155, USA
Tel: +377-9798-5716	Tel: +1 212 542 1616

Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. As a "foreign private issuer," we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

SCORPIO TANKERS INC.
7,743,125 Common Shares
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PROSPECTUS SUPPLEMENT